Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Grand Power Capital, Inc. and Shenzhen ORB-FT New Materials Co., Ltd.

We have audited the accompanying combined balance sheets of Grand Power Capital, Inc. and Shenzhen ORB-FT New Materials Co., Ltd. as of December 31, 2009 and 2008, and the related combined statements of operations and comprehensive income, stockholders' equity and cash flows for the years then ended. Grand Power Capital, Inc. and Shenzhen ORB-FT New Materials Co., Ltd.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Grand Power Capital, Inc. and Shenzhen ORB-FT New Materials Co., Ltd. as of December 31, 2009 and 2008, and the results of their combined operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
January 11, 2011

GRAND POWER CAPITAL, INC. AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD.
COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2009 and 2008

ASSETS	2009	2008

CURRENT ASSETS
Cash & cash equivalents	$299,719	$58,849
Accounts receivable, net	1,138,081	811,410
Bills receivable	87,871	23,926
Other receivables, net	217,383	270,939
Deposit	9,538	19
Prepayment	468,771	220,583
Inventory	546,968	287,388

Total current assets	2,768,331	1,673,114

PROPERTY AND EQUIPMENT, net	421,575	467,372

TOTAL ASSETS	$3,189,906	$2,140,486

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$55,575	$197,008
Accrued liabilities and other payables	10,685	128,614
Tax payable	549,979	222,545
Amount due to related party	-	224,553

Total current liabilities	616,239	772,720

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
Common stock, $1.00 par value, 50,000 shares authorized, 100 shares issued and outstanding as of December 31, 2009.	100	-
Paid in capital	241,548	241,648
Statutory reserve	140,590	101,769
Accumulated other comprehensive income	111,177	109,400
Retained earnings	2,080,252	914,949

Total stockholders' equity	2,573,567	1,367,766

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,189,806	$2,140,486

The accompanying notes are an integral part of these consolidated financial statements

GRAND POWER CAPITAL, INC. AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD.
COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	FOR THE YEARS ENDED DECEMBER 31,
	2009	2008

Net sales	$4,306,946	$2,686,576

Cost of goods sold	2,287,228	1,507,773

Gross profit	2,019,718	1,178,803

Operating expenses
Selling expenses	221,182	215,528
General and administrative expenses	196,897	117,901
Research and development expense	89,766	111,889

Total operating expenses	507,845	445,318

Income from operations	1,511,873	733,485

Non-operating income (expenses)
Interest income	683	443
Other income	286	-
Other expenses	(2,092)	(4,339)

Total non-operating expenses, net	(1,123)	(3,896)

Income before income tax	1,510,750	729,589

Income tax expense	306,626	135,991

Net income	$1,204,124	$593,598

Other comprehensive item
Foreign currency translation	1,777	57,810

Comprehensive Income	$1,205,901	$651,408

The accompanying notes are an integral part of these consolidated financial statements

GRAND POWER CAPITAL, INC. AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD.
COMBINED STATEMENTS STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31,2009 AND 2008

	Common stock
	Shares	Amount	Paid in capital	Statutory reserves	Other comprehensive income	Retained earnings	Total

Balance at January 1, 2008	-	$-	$241,648	$42,409	$51,590	$380,711	$716,358

Net income for the year	-	-	-	-	-	593,598	593,598

Transfer to statutory reserves	-	-	-	59,360	-	(59,360)	-

Foreign currency translation gain	-	-	-	-	57,810	-	57,810

Balance at December 31, 2008	-	-	241,648	101,769	109,400	914,949	1,367,766

Common stock issued	100	100	(100)	-	-	-	-

Net income for the year	-	-	-	-	-	1,204,124	1,204,124

Transfer to statutory reserves	-	-	-	38,821	-	(38,821)	-

Foreign currency translation gain	-	-	-	-	1,777	-	1,777

Balance at December 31, 2009	100	$100	$241,548	$140,590	$111,177	$2,080,252	$2,573,667

The accompanying notes are an integral part of these consolidated financial statements

GRAND POWER CAPITAL, INC. AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD.
COMBINED STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,204,124	$593,598
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,837	52,562
Allowance for doubtful account	6,809	-
Decrease(Increase) in current assets:
Accounts receivable	(331,494)	48,959
Bill receivable	(63,896)	(23,546)
Prepayment	(247,880)	(181,644)
Other receivables	52,696	(132,811)
Inventory	(259,204)	(211,504)
Deposit	(9,515)	-
Increase (decrease) in current liabilities:
Accounts payable	(141,560)	9,190
Accrued liabilities and other payables	(118,001)	(146,161)
Tax payable	327,091	115,884

Net cash provided by operating activities	473,007	124,527

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(7,621)	-

Net cash used in investing activities	(7,621)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to related parties	(224,671)	(217,416)

Net cash used in financing activities	(224,671)	(217,416)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	155	8,163

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	240,870	(84,726)

CASH & CASH EQUIVALENTS, BEGINNING OF YEAR	58,849	143,575

CASH & CASH EQUIVALENTS, END OF YEAR	$299,719	$58,849

Supplemental disclosures of cash flow information:
Cash paid for interest expenses	$-	$-
Cash paid for income tax	$17,781	$1,017

The accompanying notes are an integral part of these consolidated financial statements

GRAND POWER CAPITAL, INC AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Grand Power Capital, Inc. (the “Company” or “GPC”) was incorporated in British Virgin Islands (“BVI”) in October 2009 with issuance of 100 shares at $1 per share. GPC acquired 100% of the issued and outstanding capital stock of Shenzhen ORB-FT New Materials Co., Ltd. (“Shenzhen ORB”) in May 2010 for RMB 2,672,900 (US $393,000), of which, approximately $241,000 of the $393,000 was recorded as return of original share capital and the remaining $152,000 was recorded as a dividend to the original shareholders of Shenzhen ORB. The major shareholder of Shenzhen ORB is the major shareholder of GPC. As GPC and Shenzhen ORB are under common control, the acquisition has been accounted for as a reorganization of the entities, with assets and liabilities transferred at their carrying amounts, and the financial statements presented as if the reorganization had occurred retroactively.

Shenzhen ORB was incorporated in Guangdong Province, People’s Republic of China (PRC) in 2005. The company is a hi-tech enterprise primarily engaged in the development, manufacture and sale of high-performance adhesive seal materials in the PRC. The company provides glass bonding solutions to a wide range of industries, including automobile, ships and boats, construction, and electronics, but currently focusing on the automobile windshields area. The Company is also in the process of producing other auto parts such as bumper, harness, lamp, and cooling liquid.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with United States generally accepted accounting principles (US GAAP). The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements have been translated and presented in United States Dollars (“$” or “USD”).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on account receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on management’s analysis noted above, the bad debts allowance was determined by calculating 0.5% of accounts receivable amount at the balance sheet date. Based on historical collection activity, the Company made allowance of $5,719 and $0 at December 31, 2009 and 2008, respectively.  The Company did not have any bad debts being write-off in 2009 and 2008.

GRAND POWER CAPITAL, INC AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Inventories

Inventories are valued at the lower of cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and allowance is made for writing down their inventories to net realizable value, if lower.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and improvements are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets without salvage value and estimated lives of 5-10 years.

Computer and office equipment	5 years
Plant and machinery	10 years

Research and Development

Research and development costs are related primarily to the Company testing its new materials in the development stage. Research and development costs are expenses as incurred.  For the year ended December 31, 2009 and 2008, the research and development expense was $ 89,766 and $ 111,889, respectively.

Income Taxes

The Company utilizes the Financial Accounting Standard Board (“FASB”), Accounting Standard Codification (“ASC”) Topic 740, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of ASC Topic 740, “Income Taxes”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified as selling, general and administrative expense in the statements of income. The adoption of FASB ASC Topic 740 did not have a material impact on the Company’s financial statements. At December 31, 2009 and 2008, the Company had not taken any significant uncertain tax position on its tax return for 2009 and prior years.

GRAND POWER CAPITAL, INC AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104, (codified in FASB ASC Topic 605).  Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due or the possible return of goods; sales revenue is recognized when the delivery is completed. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added taxes (“VAT”). All Company products are sold in the PRC and subject to the Chinese VAT of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the Company’s products.  Write-down of inventory to the lower of cost or net realizable value is also recorded in the cost of goods sold.

Environmental Costs and Liabilities

Liabilities related to environmental compliance and future remedial costs are recorded when the compliance or remedial efforts are probable and the costs can be reasonably estimated. The PRC adopted environmental laws and regulations that affect the operations of the auto industry. The outcome of environmental liabilities under proposed or future environmental legislation cannot be reasonably estimated at present, and could be material. Under existing legislation, however, Company management believes there are no probable liabilities that will have a material adverse effect on the financial position of the Company.

Shipping and handling costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the years ended December 31, 2009 and 2008, shipping and handling costs were $96,922 and $59,468.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company's operations are calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

GRAND POWER CAPITAL, INC AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Basic and Diluted Net Income Per Share

The Company is a limited company formed under the laws of the PRC. Similar to limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data is not presented.

Fair Value of Financial Instruments

Some of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, other receivables, accounts payable, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC Topic 480, “Distinguishing Liabilities from Equity,” and ASC Topic 815, “Derivatives and Hedging.”

As of December 31, 2009 and 2008, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Foreign Currency Translation and Comprehensive Income

The Company’s functional currency is the RMB. For financial reporting purposes, RMB were translated into USD as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses ASC Topic 220 “Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the years ended December 31, 2009 and 2008 included net income and foreign currency translation adjustments.

GRAND POWER CAPITAL, INC AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Segment Reporting

ASC Topic 280, "Segment Reporting" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

ASC Topic 280 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC and all of the Company’s revenue is generated in the PRC.

New Accounting Pronouncements

As of September 30, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168 , “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. SFAS 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. Subsequent events have been evaluated through January 11, 2011.

In April 2009, the FASB issued FSP No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP No. SFAS 157-4”). FSP No. SFAS 157-4, which is codified in FASB ASC Topics 820-10 and 820-10, provides additional guidance for estimating fair value and emphasizes that even if there has been a significant decrease in the volume and level of activity for the asset or liability and regardless of the valuation technique(s) used, the objective of a fair value measurement remains the same. The Company adopted FSP No. SFAS 157-4 beginning July 1, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

FASB ASC 820-10 (formerly, SFAS No. 157) establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of January 1, 2008. The Company adopted the standard for nonfinancial assets and nonfinancial liabilities on January 1, 2009. The adoption of this standard did not have a material impact on its financial statements.

As of December 31, 2009, the FASB has issued Accounting Standards Updates (ASU) through No. 2009-17. None of the ASUs have had an impact on the Company’s financial statements.

GRAND POWER CAPITAL, INC AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Recently Issued Accounting Pronouncements Not Yet Adopted

As of December 31, 2009, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

3. INVENTORY

Inventory consisted of finished goods and raw material at December 31, 2009 and 2008 as following:

	2009	2008
Finished goods	$531,387	$283,713
Raw material	15,581	3,675
	$546,968	$287,388

4. PROPERTY AND EQUIPMENT, NET

As of December 31, 2009 and 2008, Property and equipment consisted of the following:

	2009	2008
Office equipment	$11,320	$3,692
Plant and machinery	527,225	526,732
Less: Accumulated depreciation	(116,970)	(63,052)
	$421,575	$467,372

Depreciation expense was $53,837 and $52,562 for the year ended December 31, 2009 and 2008, respectively.

5. PREPAYMENT

Prepayment was mainly the payment to original equipment manufacturing (OEM) factories. As the transactions are not yet started or not completed, the amounts were recorded as prepayment instead of cost of sale. At December 31, 2009 and 2008, the prepayment consisted of the following:

	2009	2008

Payment to OEM factories	$468,771	$216,881
House rental	-	3,702
	$468,771	$220,583

6. BILLS RECEIVABLE

Bills receivable represented an instrument which contains an unconditional order to pay a certain amount on an agreed date.  It was used as an assurance for customers making the payment on time according to the agreed terms when the goods are sold on credit and payment is deferred to a future date.  As of December 31, 2009 and 2008, bills receivable was $87,871 and $23,926, respectively.

7. OTHER RECEIVABLES

Other receivables represented cash advances to employees and short term advances to non-related parties, with no interest bearing and payable upon demand. Based on historical collection activity, the Company made allowance of $1,092 and $0 at December 31, 2009 and 2008, respectively, the net amounts of other receivables were $217,383 and $270,939 at December 31, 2009 and 2008, respectively.

GRAND POWER CAPITAL, INC AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

8. MAJOR CUSTOMERS AND VENDORS

Two and one major customers accounted for 79% (50% and 29% for each) and 68% of sales for the years end December 31, 2009 and 2008, respectively. Accounts receivable from these customers amounted to $830,748 and $477,088 as of December 31, 2009 and 2008, respectively. If these customers were lost, it is unlikely that the Company would be able to replace the lost revenue, at least in the near term.

The Company purchased its products from four major vendors during the year ended December 31, 2009 with each accounting for 60%, 15%, 10% and 10% of purchases, respectively. Accounts payable to these vendors were $46,866 as of December 31, 2009. The Company had two major vendors during 2008 with each vendor accounting for 74% and 15% of the total purchases. Accounts payable to these vendors was $182,103 as of December 31, 2008.

9. OTHER PAYABLE AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at December 31, 2009 and 2008, respectively:

	2009	2008
Other payables	$-	$75,766
Receipt in advance	-	12,619
Accrued salaries	10,685	40,229
Total	$10,685	$128,614

10. DUE TO RELATED PARTY

Due to related party represented payments of $224,553 made by a director for the Company’s expenses in 2008, it had no interest and stated term, and was unsecured. This borrowing was repaid in full in 2009.

11. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2009 and 2008, respectively:

	2009	2008
Value-added tax payable	$48,209	$8,853
Education surtax and other taxes payable	1,928	3,011
Income tax payable	499,842	210,681
Total	$549,979	$222,545

12. INCOME TAXES

GPC was organized in the British Virgin Islands and is not subject to income taxes under the current laws of the British Virgin Islands.

Shenzhen ORB is governed by the Income Tax Law of the PRC concerning the private-run enterprises in special district.  Prior to 2008, Shenzhen ORB was subject to tax at a statutory rate of 15% on income reported in the statutory financial statements after appropriated tax adjustments.  According to the new income tax law that became effective January 1, 2008, for those enterprises to which the 15% tax rate was applicable previously, the applicable rates shall be gradually increasing over a five-year period to reach the new statutory income tax rate of 25% as follows:

Year	Tax Rate
2007	15%
2008	18%
2009	20%
2010	22%
2011	24%
2012	25%

GRAND POWER CAPITAL, INC AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended December 31, 2009 and 2008:

	2009	2008
US statutory rates	34.0%	34.0%
Tax rate difference	(14.0)%	(16.0)%
NOL utilized	-%	-%
Valuation allowance	-%	-%
Tax per financial statements	20.0%	18.0%

There were no material temporary differences on deferred tax as of December 31, 2009 and 2008.

13. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. For the year ended December 31, 2009, the Company transferred $38,821 to the reserve. For the year ended December 31, 2008, the Company transferred $59,360 to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their equity interest or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such capital issuance is not less than 25% of the registered capital.

14. COMMITMENTS

The Company leased an office in Chongqing city under a long term, non-cancelable lease agreement on December 1, 2008 with expiration date on November 30, 2011 for monthly rent of approximately $527 (RMB 3,600). Based on the lease agreement, the Company will be required to pay penalty for early lease termination, which is the deposit for the lease along with the remaining rents up to the original lease termination date.

As of December 31, 2009, future minimum rental payments required under this operating lease is as follows:

Year ending December 31,	Amount

2010	$6,300
2011	5,800
Total	$12,100

Total rental expense for the year ended December 31, 2009 and 2008 was $25,479 and $15,032, respectively.

GRAND POWER CAPITAL, INC AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

15. OPERATING RISKS

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

16. SUBSEQUENT EVENT
On August 31, 2010, GPC issued 9,900 shares to 6 shareholders at $1.00 per share.

Effective September 10, 2010, GPC and GPC shareholders entered into a share exchange agreement with Action Acquisition Corporation ("Action”). On November 3, 2010, Action changed its name from Action Acquisition Corporation to ORB Automotive Corporation (“ORB”).

Pursuant to the share exchange agreement, ORB issued an aggregate of 10,129,725 ordinary shares and 98,885.37 preference shares to GPC shareholders. With the exception of the shares of GPC held by Apollo Enterprises International, Inc., each share of GPC capital stock was exchanged for approximately 1,327 ordinary shares of ORB. The remaining shares of GPC held by Apollo Enterprises International, Inc. were exchanged for 98,885.37 preference shares of ORB. Each preference share was automatically convertible into 100 ordinary shares of ORB upon receipt of the approval by ORB shareholders of a proposed increase in the number of authorized ordinary shares from 39,062,500 shares to 100,000,000 shares. Upon effectiveness of the share exchange, ORB had 14,651,922 (pre-split) ordinary shares and 98,885.37 preference shares issued and outstanding. Upon consummation of the share consolidation and automatic conversion of the 98,885.37 preference shares issued to Apollo Enterprises International, Inc., there were 14,722,511 (pre-split) ordinary shares and no preference shares of ORB's capital stock issued and outstanding, approximately 90% of which are held by the former GPC shareholders. The shareholders of ORB immediately prior to the completion of these transactions hold 10% of the issued and outstanding ordinary shares of ORB. As a result of the transaction, GPC became a wholly owned subsidiary of ORB.

Under US GAAP, the share exchange is considered to be a capital transaction in substance, rather than a business combination.  That is, the share exchange is equivalent to the issuance of stock by GPC for the net monetary assets of ORB, accompanied by a recapitalization, and is accounted for as a change in capital structure. GPC’s shareholders will own the majority of the shares and will exercise significant influence over the operating and financial policies of the consolidated entity. The post reorganization comparative historical financial statements will be the historical financial statements of GPC and Shenzhen ORB accompanied by a recapitalization.

On November 3, 2010, ORB effected a 1 for 3 consolidation of the Company’s issued and outstanding ordinary shares and increased the amount of the ORB’s authorized ordinary shares from 39,062,500 shares to 100,000,000 shares.  As result of the consolidation and increase in share capital, the par value of ORB’s ordinary shares changed from $0.000128 per share to $0.000384 per share. As of September 30, 2010, there were 14,651,922 (pre-split) ordinary shares outstanding and 98,885.37 preference shares outstanding. As a result of the reverse split, the total common shares outstanding after the reverse merge are 4,883,974 (post-split).

GRAND POWER CAPITAL, INC AND SHENZHEN ORB-FT NEW MATERIALS CO., LTD
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

On November 3, 2010, ORB, completed the acquisition of 100% of the equity interest in Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd., a company registered in the PRC (“Liuzhou Rubber Sealing”), from Liuzhou Rubber Sealing’s shareholders. Pursuant to the terms of the stock purchase agreement among the parties, all of the issued and outstanding shares of Liuzhou Rubber Sealing were exchanged for 2.06 million ordinary shares of ORB. The Stock Purchase Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements. The purchase of Liuzhou Rubber Sealing will be accounted for as a business combination under ASC Topic 805, “Business Combinations”.

Founded in November 2006, Liuzhou Rubber Sealing manufactures rubber gaskets and sealants for automobile window and doors and has manufacturing facilities located in the New Industrial Park of Liuzhou City, Guangxi Province, China. As a result of the share exchange, Liuzhou Rubber Sealing became a wholly owned subsidiary of ORB. Prior to the closing of the transaction, there were no material relationships between ORB and Liuzhou Rubber Sealing, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Stock Purchase Agreement.